Exhibit 10.1

FORM OF STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is dated and effective as of [●], 2015 between and among Teva Pharmaceutical Industries Ltd., a company incorporated under the laws of Israel (the “Company”) and Allergan plc, a company incorporated under the laws of Ireland (the “Shareholder”). The Company and the Shareholder are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and the Shareholder are parties to a Master Purchase Agreement dated as of July 26, 2015 (the “Acquisition Agreement”), pursuant to which the Company will acquire the Business (as defined in the Acquisition Agreement) from the Shareholder and its Affiliates in exchange for cash and the issuance by the Company of Ordinary Shares (as defined below) to the Shareholder;

WHEREAS, the transactions contemplated by the Acquisition Agreement have been consummated as of the date of this Agreement and, pursuant to the Acquisition Agreement, the Company has issued to the Shareholder an aggregate of [●] Ordinary Shares (collectively, the “Initial Shares”), representing approximately [●]% (the “Initial Share Percentage”) of the total outstanding Ordinary Shares as of immediately following the consummation of the transactions contemplated by the Acquisition Agreement;

WHEREAS, the Parties are entering into this Agreement for the purposes of setting forth their agreement and understanding relating to the ownership of the Shares (as defined below) by the Shareholder and certain other matters; and

WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Parties to consummate the transactions contemplated by the Acquisition Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

Definitions

Section 1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Activist Investor” means, as of any date, any Person that has, directly or indirectly through its publicly disclosed Affiliates, whether individually or as a member of a publicly disclosed Group, within the two-year period immediately preceding such date, and in each case with respect to the Company, any of its Subsidiaries or any of its or their equity securities (i) publicly made, engaged in or been a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any “solicitation” of “proxies” (as such terms are defined in Regulation 14A as promulgated by the SEC and assuming for this purpose that the Company was subject to the proxy rules under Section 14 of the Exchange Act) or in the submission of position statements (as such term is used in the Israeli Companies Law) (including, in each case, similar concepts under Israeli law), to vote any equity securities of the Company or any of its Subsidiaries, including in connection with a proposed change in Control or other extraordinary or fundamental transaction involving the Company or any of its Subsidiaries, or a public proposal for the election or replacement of any directors of the Company or any of its Subsidiaries, not approved by the board of directors of the Company or such Subsidiary prior to first public disclosure thereof, (ii) publicly called, or publicly sought to call, a meeting of shareholders of the Company or any of its Subsidiaries or publicly initiated any shareholder proposal or meeting agenda item for action by shareholders of the Company or any of its Subsidiaries (including through action by written consent), in each case not approved by the board of directors of the Company or such Subsidiary prior to first public disclosure thereof, (iii) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act or in the Israeli Companies Law) to acquire equity securities of the Company or any of its Subsidiaries that was not approved (at or before the time of commencement) by the board of directors of the Company, (iv) otherwise publicly acted, alone or in concert with others, to seek to Control or influence the board of directors of the Company or shareholders of the Company or any of its Subsidiaries (provided that this clause (iv) is not intended to apply to the activities of any member of the board of directors of the Company or such Subsidiary, with respect to the Company or such Subsidiary, taken in good faith solely in his or her capacity as a director of the Company or such Subsidiary) or (v) publicly disclosed any intention, plan, arrangement or other Contract to do any of the foregoing.

“ADS” means American Depositary Shares representing Ordinary Shares.

“Affiliate” (including, with a correlative meaning, “affiliated”) means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

“Articles of Association” means the Company’s articles of association, as the same may be amended from time to time.

“Beneficially Own”, “Beneficial Owner” and “Beneficial Ownership” mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (as in effect on the date of this Agreement). In addition, a Person shall be deemed to be the Beneficial Owner of, and shall be deemed to Beneficially Own and have Beneficial Ownership of, any securities which are the subject of, or the reference securities for, or that underlie, any Derivative Instrument of such Person, with the number of securities Beneficially Owned being the notional or other number of securities specified in the documentation evidencing the Derivative Instrument as being subject to be acquired upon the exercise or settlement of such Derivative Instrument or as the basis upon which the value or settlement amount of such Derivative Instrument is to be calculated in whole or in part or, if no such number of securities is specified in such documentation, as determined by the Board of Directors in its sole discretion to be the number of securities to which the Derivative Instrument relates.

“Blackout Period” has the meaning set forth in Section 5.2.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal or a national legal holiday in the United States or Israel or any day on which banking institutions in the State of New York or Israel are authorized or required by Law or other governmental action to close.

“Company Competitor” means those competitors of the Company identified on Schedule I to this Agreement and any successor thereto, acquirer thereof or acquirer of a competing portion of the business thereof.

“Contract” means any contract, agreement, instrument, undertaking, indenture, commitment, loan, license, settlement, consent, note or other legally binding obligation (whether or not in writing).

“Control”, “Controlled” and “Controlling” mean, when used with respect to any specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise, and the terms “Controlled by” and “under common Control with” shall be construed accordingly.

“Current Directors” means directors serving on the Board of Directors as of the date of this Agreement.

“Depositary” means the depositary with respect to the ADSs.

“Derivative Instrument” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such derivative security conveys any voting rights in any Equity Security, (b) such derivative security is required to be, or is capable of being, settled through delivery of any Equity Security or (c) other transactions hedge the value of such derivative security.

“Equity Right” means, with respect to any Person, any security (including any debt security or hybrid debt-equity security) or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, warrants, restricted shares, restricted shares units, deferred share awards, share units, “phantom” awards, dividend equivalents, participations, interests, rights or commitments relating to, or any share appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person.

“Equity Securities” means (a) Ordinary Shares, ADSs or other capital stock or equity interests or equity-linked interests of the Company and (b) Equity Rights that are directly or indirectly exercisable or exchangeable for or convertible into Ordinary Shares, ADSs or other capital stock or equity interests or equity-linked interests of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) department, agency or instrumentality of a federal, state, local, municipal, foreign or other government, including any state-owned or state controlled instrumentality of a foreign or other government, (d) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (e) international or multinational organization formed by states, governments or other international organizations, (f) organization that is designated by executive order pursuant to Section 1 of the United States International Organizations Immunities Act (22 U.S.C. 288 of 1945), as amended, and the rules and regulations promulgated thereunder or (g) other body (including any industry or self-regulating body) exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police or regulatory authority or power of any nature.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Group Member” means, with respect to any specified Person, any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person and includes any Person with respect to which the specified Person is a direct or indirect Subsidiary.

“Hedging Arrangement” means any transaction or arrangement, including through the creation, purchase or sale of any security, including any security-based swap, swap, cash-settled option, forward sale agreement, exchangeable note, total return swap or other derivative, in each case, the effect of which is to hedge the risk of owning Equity Securities.

“Incumbent Directors” means (a) the Current Directors, (b) new directors nominated or appointed by a majority of the Current Directors and (c) other directors nominated or appointed by a majority of the Current Directors and other Incumbent Directors.

“Israeli Companies Law” means the Israeli Companies Law, 5759-1999, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

“Law” means any supranational, international, national, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation,

treaty (including any tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case enacted, promulgated issued or entered by a Governmental Authority.

“Lock-Up Period” has the meaning set forth in Section 2.1(a).

“Ordinary Shares” means the ordinary shares of the Company, with par value of NIS 0.10 per share.

“Ordinary Share Equivalents” means (i) in the case of an Ordinary Share, one Ordinary Share or (ii) in the case of an ADS, the number of Ordinary Shares represented by such ADS. For purposes of calculating the number of Ordinary Share Equivalents outstanding, Ordinary Shares underlying ADSs shall not be counted separately as being outstanding (i.e., such Ordinary Shares shall be counted only once).

“Permitted Transferee” means the Shareholder and any direct or indirect wholly owned Subsidiary of the Shareholder; provided that if any such transferee of Shares ceases to be a direct or indirect wholly owned Subsidiary of the Shareholder, (a) such transferee shall, and the Shareholder shall procure that such transferee shall, immediately Transfer back the transferred Shares to the applicable transferor, or, if such transferor by that time is no longer a Permitted Transferee, to the Shareholder, as if such Transfer of such Shares had not taken place ab initio, and (b) the Company shall no longer, and shall instruct its transfer agent and other third parties to no longer, record or recognize such Transfer of such Shares on the shareholders’ register of the Company.

“Person” means an individual, corporation, limited liability company, general or limited partnership, joint venture, association, trust, unincorporated organization, Governmental Authority, other entity or group (as defined in the Exchange Act).

“Prohibited Transferee” means (a) any Company Competitor, (b) any Activist Investor or (c) any Person who after such Transfer, would Beneficially Own more than 5 % of the Voting Securities and to the knowledge of the Shareholder, after due inquiry on the date of the applicable Transfer, would report its ownership position on Schedule 13D (or successor form).

“Registrable Securities” means (a) the Initial Shares, (b) any Ordinary Shares issued or issuable with respect to the Initial Shares on or after the date of this Agreement by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (c) any other Ordinary Shares Beneficially Owned by the Shareholder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities if (i) a Registration Statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities may be sold by the Shareholder pursuant to Rule 144 without any restriction whatsoever (including, for the avoidance of doubt, any restrictions on the volume or manner of the sale of such securities) during any and all three-month periods, (iii) such securities have been otherwise transferred to a Person other than the Shareholder or a Permitted Transferee, or other than pursuant to a

Permitted Transfer in connection with which the Shareholder’s rights under this Agreement are assigned to the transferee pursuant to Section 6.6(b)(i), (iv) the Registrable Securities held by the Shareholder represent in the aggregate less than 1% of the issued and outstanding Ordinary Shares or (v) such securities cease to be outstanding.

“Registration Statement” means any registration statement of the Company that covers any Registrable Securities (including, for the avoidance of doubt, that covers the offering of ADSs representing the applicable Ordinary Shares) and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. For the avoidance of doubt, the Company’s registration obligations under this Agreement shall refer to an offering of ADSs representing the applicable Ordinary Shares and not an offering of Ordinary Shares.

“Representatives” means, as to any Person, its Affiliates and its and their respective directors, officers, managers, employees, agents, attorneys, accountants, financial advisors and other advisors or representatives.

“Required Registration Statement” means a Registration Statement that covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 5.1 on an appropriate form pursuant to the Securities Act (other than pursuant to Rule 415), and which form is available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Required Shelf Registration Statement” means a Registration Statement that covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 5.1 on an appropriate form or any similar successor or replacement form (in accordance with Section 5.1) pursuant to Rule 415, and which form is available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Share Percentage Cap” means the Initial Share Percentage; provided that (a) immediately following any Transfer of Shares by the Shareholder (other than to a Permitted Transferee), the Share Percentage Cap shall be reduced to a percentage equal to (i) the aggregate number of Ordinary Share Equivalents Beneficially Owned by the Shareholder and its Group Members immediately following such Transfer of Shares (excluding any Ordinary Share Equivalents for which Beneficial Ownership was acquired in violation of this Agreement prior to such Transfer), divided by (ii) the aggregate number of Ordinary Share Equivalents outstanding immediately following such Transfer of Shares; (b) the Share Percentage Cap shall in no event be less than 5%; and (c) to the extent that any Shares that are deemed to have been Transferred pursuant to any Hedging Arrangement) are subsequently returned or released to the Shareholder by a counterparty with respect to such Hedging Arrangement (including as a result of the Shareholder electing cash settlement of such Hedging Arrangement), such Shares shall be treated as if they had not been Transferred by the Shareholder for purposes of this Agreement and the Share Percentage Cap shall be adjusted accordingly.

“Shares” means (a) the Initial Shares and any ADSs issued in respect thereof, (b) any Equity Securities issued or issuable with respect to the Initial Shares (or ADSs issued in respect thereof) on or after the date of this Agreement by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (c) any other Equity Securities held by the Shareholder or any of its Affiliates.

“Standstill Level” means, as of any date, a number of Ordinary Share Equivalents equal to (a) the Share Percentage Cap, multiplied by (b) the number of Ordinary Shares outstanding on such date.

“Standstill Period” means the period beginning on the date hereof and ending on the first Business Day on which the Shareholder and its Group Members collectively Beneficially Own a number of Ordinary Share Equivalents less than 5% of the then issued and outstanding Ordinary Shares; provided that for purposes of Section 4.1(a) only, “Standstill Period” shall mean the period beginning on the date hereof and ending on the first Business Day on which none of the Shareholder or its Group Members Beneficially Own any Ordinary Shares or ADSs.

“Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its Subsidiaries.

“Voting Securities” means the Ordinary Share Equivalents and any other securities of the Company entitled to vote at any general meeting of the Company.

Section 1.2. Additional Defined Terms. For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement:

Defined Term	Section

Agreement	Preamble
Automatic Shelf Registration Statement	Section 5.3
Acquisition Agreement	Recitals
Company	Preamble
Demand Registration	Section 5.1
Initial Share Percentage	Recitals
Initial Shares	Recitals
Other Registrable Securities	Section 5.5(b)(ii)
Parties	Preamble
Permitted Transfer	Section 2.1(c)
Piggyback Registration	Section 5.5(a)
Piggyback Requests	Section 5.5(a)
Registration Expenses	Section 5.8
Request	Section 5.1
Requested Information	Section 5.9
Shareholder	Preamble
Shelf Registration	Section 5.1
Transfer	Section 2.1
WKSI	Section 5.3

Section 1.3. Construction. Unless expressly specified otherwise, whenever used in this Agreement, the terms “Article,” “Exhibit,” “Schedule” and “Section” refer to articles, exhibits, schedules and sections of this Agreement. Whenever used in this Agreement, the terms “hereby,” “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole, including all articles, sections, schedules and exhibits hereto. Whenever used in this Agreement, the terms “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively. Whenever the context of this Agreement permits, the masculine, feminine or neuter gender, and the singular or plural number, are each deemed to include the others. “Days” means calendar days unless otherwise specified. Unless expressly specified otherwise, all payments to be made in accordance with or under this Agreement shall be made in U.S. Dollars (USD$). References in this Agreement to particular sections of a Law shall be deemed to refer to such sections or provisions as they may be amended after the date of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party (or any Affiliate thereof) by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE 2

Transfer Restrictions

Section 2.1. Restrictions on Transfer. The right of the Shareholder and its Affiliates to directly or indirectly, in any single transaction or series of related transactions, sell, assign, pledge, hypothecate or otherwise transfer (or enter into any Contract or other obligation regarding the future sale, assignment, pledge or transfer of) Beneficial Ownership of (each, a “Transfer”) any Shares is subject to the restrictions set forth in this Article 2, and no Transfer of Shares by the Shareholder or any of its Affiliates may be effected except in compliance with this Article 2. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company or the Depositary or any local custodian or transfer agent.

(a) The Shareholder shall not directly or indirectly, in any single transaction or series of related transactions, Transfer any Shares during the 12-month period commencing on the date hereof (the “Lock-Up Period”) without the prior written consent of the Company, other than:

(i) a Transfer of Shares in response to a tender or exchange offer by any Person that has been approved or recommended by the Board of Directors (provided a majority of directors at the time of such approval or recommendation are Incumbent Directors) or a Transfer of Shares permitted by Section 2.1(e);

(ii) a Transfer of Shares to the Company or a Subsidiary of the Company;

(iii) a Transfer of Shares to a Permitted Transferee, so long as such Permitted Transferee, to the extent it has not already done so, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be bound by the terms of this Agreement as if such Permitted Transferee was an original party hereto;

(iv) a Transfer of Shares pursuant to Section 5.5 and meeting the requirements of Section 2.1(c)(ii); and

(v) a Transfer of shares as a result of any acquisition of outstanding stock of Shareholder (by merger, consolidation or otherwise) or any sale of all or substantially all of the assets of Shareholder; provided that any such Transfer that would result in any Person becoming the ultimate parent entity of Shareholder (such that the Shareholder is a direct or indirect Subsidiary of another Person or all or substantially all of the Shareholder’s assets have been acquired by another Person) shall be subject to Section 6.6(d);

provided, in each case, that any such Transfer is made in accordance with all applicable Laws; and

provided further, that, notwithstanding the foregoing, the Shareholder shall be entitled at any time during the Lock-Up Period to request that the Company waive, in whole or in part, the restrictions of this Section 2.1(a), and the Company will consider such request in good faith and shall not unreasonably delay its response to such request or refuse such request.

(b) Following the Lock-Up Period, the Shareholder shall be entitled to Transfer any Shares in its sole discretion, subject to Section 2.1(d) and provided that Shareholder shall not directly or indirectly, in any single transaction or series of related transactions, Transfer any Shares:

(i) other than in accordance with all applicable Laws and the other terms and conditions of this Agreement; or

(ii) to any Prohibited Transferee (except in a Permitted Transfer).

The Shareholder shall not be deemed to have breached its obligations under Section 2.1(b)(ii) as it relates to Activist Investors with respect to the Transfer of Shares to any Person so long as the Shareholder acts in good faith, based on generally available public information and the advice of its financial advisors, to determine whether such Person is an Activist Investor. The reporting by a Person of its ownership of the securities of an issuer on Schedule 13G shall be deemed to establish conclusively that such Person is not an Activist Investor with respect to such issuer for purposes of the definition of “Activist Investor”, except to the extent such Person subsequently files a Schedule 13D with respect to such issuer; provided that any such determination for any Person with respect to one issuer shall not preclude such Person from otherwise being an Activist Investor.

(c) “Permitted Transfer” means, in each case, following the expiration of the Lock-Up Period and so long as such Transfer is in accordance with applicable Law:

(i) a Transfer of Shares in accordance with Section 2.1(a)(i), (ii), (iii), (iv) or (v);

(ii) a Transfer of Shares effected through an offering constituting a public offering as defined or interpreted in Section 312.03 of the Listed Company Manual of the New York Stock Exchange, as applicable, pursuant to an exercise of the registration rights provided in Article 5;

(iii) a Transfer of Shares effected through a “brokers’ transaction” as defined in Rule 144(g) executed on a securities exchange or over- the-counter market by a securities broker-dealer acting as agent for the Shareholder (so long as such Transfer is not directed by the Shareholder to be made to a particular counterparty or counterparties and the Shareholder reasonably believes, after due inquiry, as of the date of such Transfer, that the Transfer executed by such broker-dealer is not or will not be to a Prohibited Transferee);

(iv) a Transfer of Shares to a counterparty (other than a Prohibited Transferee) in connection with a Hedging Arrangement, including any related Transfer of Shares or other Equity Securities by any such counterparty to any other Person (so long as such Transfer by such counterparty is not at the express direction of the Shareholder and the Shareholder reasonably believes, after due inquiry, as of the date of such Transfer, that the Transfer by such counterparty is not or will not be to a Prohibited Transferee); or

(v) a Transfer of Shares permitted by Section 2.1(e).

(d) Notwithstanding anything to the contrary contained herein but subject to Section 2.1(e), the Shareholder shall not Transfer, or cause or permit the Transfer of, any Shares in connection with any “tender offer” (as such term is used in Regulation 14D under the Exchange Act or the Israeli Companies Law) not approved or recommended by the Board of Directors (provided a majority of directors at the time of such approval or recommendation are Incumbent Directors).

(e) Notwithstanding anything to the contrary herein, nothing in this Agreement will prohibit the Shareholder from agreeing to, and from Transferring, or causing or permitting the Transfer of, any Shares in connection with, any “special tender offer” under the Israeli Companies Law with respect to which the Board of Directors has determined not to express or make a recommendation (whether in favor or against).

(f) The entry by the Shareholder into a Hedging Arrangement with respect to Shares shall be deemed to be a Transfer of such Shares for purposes of this Agreement and shall be subject to the provisions of this Section 2.1.

ARTICLE 3

Voting

Section 3.1. Voting Agreement.

(a) So long as the aggregate number of Ordinary Share Equivalents Beneficially Owned by the Shareholder and its Group Members, as a group, is greater than or equal to 5% of the then issued and outstanding Ordinary Shares, the Shareholder shall cause all of the Voting Securities Beneficially Owned by it or any of its Group Members or over which it or any of its Group Members has voting control to be voted (i) in favor of all those persons nominated and recommended to serve as directors of the Company by the Board of Directors or any applicable committee thereof, (ii) with respect to any matter directly relating to remuneration of directors, directors’ insurance or indemnification or release from liability of directors, in a manner proportionally consistent with the vote of Ordinary Shares not Beneficially Owned by the Shareholder or any of its Group Members and (iii) with respect to any other action, proposal or matter to be voted on by the shareholders of the Company (including through action by written consent), in accordance with the recommendation of the Board of Directors or any applicable committee thereof (so long as a majority of directors at the time of such recommendation are Incumbent Directors). Notwithstanding the foregoing, the Shareholder and its Group Members shall be free to vote at their discretion in connection with any proposal submitted for a vote of the shareholders of the Company in respect of (A) the issuance of Equity Securities in connection with any merger, consolidation or business combination of the

Company, (B) any merger, consolidation or business combination of the Company or (C) the sale of all or substantially all the assets of the Company, except in each of clause (A), (B) and (C) where such proposal has not been approved or recommended by the Board of Directors, in which event the preceding sentence shall apply.

(b) So long as the aggregate number of Ordinary Share Equivalents Beneficially Owned by the Shareholder and its Group Members, as a group, is greater than or equal to 5% of the then issued and outstanding Ordinary Shares, with respect to any matter that the Shareholder is required to vote on in accordance with Section 3.1(a), the Shareholder shall cause each Voting Security owned by it or over which it has voting control to be voted by completing the proxy forms distributed by the Company or the voting instructions distributed by the Depositary, as applicable, and not by any other means. The Shareholder shall deliver the completed proxy form to the Company or the completed voting instruction form to the Depositary, as applicable, no later than five (5) Business Days prior to the date of such general meeting of the Company. Upon the written request of the Company, the Shareholder hereby agrees to take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this Section 3.1(b).

ARTICLE 4

Standstill.

Section 4.1. During the Standstill Period, the Shareholder shall not, directly or indirectly, and shall cause its Representatives (to the extent acting on behalf of the Shareholder) and Group Members not, directly or indirectly, to, without the prior written consent of, or waiver by, the Company:

(a) subject to Section 4.2, acquire, offer or seek to acquire, agree to acquire or make a proposal (including any private proposal to the Company or the Board of Directors) to acquire, by purchase or otherwise (including through the acquisition of Beneficial Ownership), any securities (including any Equity Securities or Voting Securities) or Derivative Instruments, or direct or indirect rights to acquire any securities (including any Equity Securities or Voting Securities) or Derivative Instruments, of the Company or any Subsidiary or Affiliate of the Company or any successor to or Person in Control of the Company, or any securities (including any Equity Securities or Voting Securities) or indebtedness convertible into or exchangeable for any such securities or indebtedness; provided that the Shareholder may acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire Ordinary Share Equivalents (and any securities (including any Equity Securities or Voting Securities) convertible into or exchangeable for Ordinary Share Equivalents) and Derivative Instruments with respect to Ordinary Share Equivalents, if, immediately following such acquisition, the collective Beneficial Ownership of Ordinary Share Equivalents of the Shareholder and its Group Members, as a group, would not exceed the Standstill Level;

(b) offer, or seek to acquire, or participate in any acquisition of a majority of the consolidated assets of the Company and its Subsidiaries, taken as a whole;

(c) conduct, fund or otherwise become a participant in any “tender offer” (as such term is used in Regulation 14D under the Exchange Act or the Israeli Companies Law) involving Equity Securities, Voting Securities or any securities convertible into, or exercisable or exchangeable for, Equity Securities or Voting Securities, in each case not approved by the Board of Directors;

(d) otherwise act in concert with others to seek to control or influence the Board of Directors or shareholders of the Company or its Subsidiaries or Affiliates; provided that nothing in this clause (d) shall preclude the Shareholder or its Representatives from engaging in discussions with the Company or its Representatives;

(e) make or join or become a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in (or in any way knowingly encourage) any “solicitation” of “proxies” (as such terms are defined in Regulation 14A as promulgated by the SEC and assuming for this purpose that the Company was subject to the proxy rules under Section 14 of the Exchange Act) (including, in each case, similar concepts under Israeli law, including submission of positions statements), or consent to vote any Voting Securities or any of the voting securities of any Subsidiaries or Affiliates of the Company (including through action by written consent), or otherwise knowingly advise or influence any Person with respect to the voting of any securities of the Company or its Subsidiaries or Affiliates;

(f) make any public announcement with respect to, or solicit or submit a proposal for, or offer, seek, propose or indicate an interest in (with or without conditions) any merger, consolidation, business combination, “tender offer” (as such term is used in Regulation 14D under the Exchange Act or the Israeli Companies Law), recapitalization, reorganization, purchase or license of a material portion of the assets, properties, securities or indebtedness of the Company or any Subsidiary or Affiliate of the Company, or other similar extraordinary transaction involving the Company, any Subsidiary of the Company or any of its securities or indebtedness, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(g) call or seek to call a meeting of shareholders of the Company or initiate any shareholder proposal or meeting agenda item for action of the Company’s shareholders, or seek election or appointment to or to place a representative on the Board of Directors or seek the removal of any director from the Board of Directors;

(h) form, join, become a member or in any way participate in a Group (other than with the Shareholder, any of its Group Members or any counterparty (other than a Prohibited Transferee) in connection with a Hedging Arrangement that complies with Section 2.1(c)(iv)) with respect to the securities of the Company or any of its Subsidiaries or Affiliates;

(i) deposit any Voting Securities in a voting trust or similar Contract or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement or Contract, or grant any proxy with respect to any Voting Securities (in each case, other than (i) with the Shareholder or any of its wholly owned Subsidiaries, (ii) as part of a Hedging Arrangement that complies with Section 2.1(c)(iv) or (iii) in accordance with Section 3.1);

(j) make any proposal or disclose any plan, or cause or authorize any of its and their directors, officers, employees, agents, advisors and other Representatives to make any proposal or disclose any plan on its or their behalf, inconsistent with the foregoing restrictions;

(k) knowingly take any action or cause or authorize any of its and their directors, officers, employees, agents, advisors and other Representatives to take any action on its or their behalf, that would reasonably be expected to require the Company or any of its Subsidiaries or Affiliates to publicly disclose any of the foregoing actions or the possibility of a business combination, merger or other type of transaction or matter described in this Section 4.1;

(l) knowingly advise, assist, arrange or otherwise enter into any discussions or arrangements with any third party with respect to any of the foregoing; or

(m) directly or indirectly, contest the validity of, any provision of this Section 4.1 (including this subclause) or Section 3.1 (whether by legal action or otherwise).

Section 4.2. The prohibition in Section 4.1(a) shall not apply to the activities of the Shareholder or any of its Group Members in connection with:

(a) acquisitions made as a result of a stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change approved or recommended by the Board of Directors; or

(b) acquisitions made in connection with a transaction or series of related transactions in which the Shareholder or any of its Group Members acquires a previously unaffiliated business entity that Beneficially Owns Equity Securities, Voting Securities or Derivative Instruments, or any securities convertible into, or exercisable or exchangeable for, Equity Securities, Voting Securities or Derivative Instruments, at the time of the consummation of such acquisition, provided that in connection with any such acquisition, (i) the Shareholder or such applicable Group Member, as the case may be, either (A) causes such entity to divest the Equity Securities, Voting Securities or Derivative Instruments, or any securities convertible into, or exercisable or exchangeable for, Equity Securities, Voting Securities or Derivative Instruments, Beneficially Owned by the acquired entity within a period of one hundred twenty (120) calendar days after the date of the consummation of such acquisition or (B) divests the Equity Securities, Voting Securities or Derivative Instruments, or any other securities convertible into, or exercisable or exchangeable for, Equity Securities, Voting Securities or Derivative Instruments, Beneficially Owned by the Shareholder and its Affiliates, in an amount so that the Shareholder and its Affiliates, together with such acquired business entity, shall not, acting alone or as part of a Group, directly or indirectly, Beneficially Own a number of Ordinary Share Equivalents in excess of the Standstill Level following such acquisition, and (ii) prior to the disposition thereof, such Ordinary Share Equivalents or other Voting Securities remain subject to the terms of this Agreement in all respects.

ARTICLE 5

Registration Rights.

Section 5.1. Demand Registration. At any time and from time to time beginning on the date that is nine months after the date of this Agreement, the Shareholder may request in writing (“Request”) that the Company register under the Securities Act all or part of the Registrable Securities that are Beneficially Owned by the Shareholder or its Affiliates (a) on a Registration Statement on Form F-3 or other available form (a “Demand Registration”) or (b) on a Shelf Registration Statement covering any Registrable Securities (or otherwise designating an existing Shelf Registration Statement with the SEC to cover the Registrable Securities) (a “Shelf Registration”), in each case, covering the sale or distribution of the Registrable Securities from time to time by the Shareholder, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, including by way of underwritten offering, block sale or other distribution plan designated by the Shareholder. Upon receipt of any Request (it being understood that unless otherwise notified by the Shareholder, the Shareholder shall be deemed to have made such Request as of the date that is nine months after the date of this Agreement), the Company shall as promptly as practicable but in any event not later than the date that is thirty (30) calendar days after receipt by the Company of such Request, in accordance with the provisions of this Agreement, file a Registration Statement with the SEC covering all such Registrable Securities, in accordance with the method or methods of distribution thereof elected by the Shareholder, provided, that nothing in this Agreement shall require the Company to (i) cause such registration to become effective prior to the date that is one year after the date of this Agreement or (ii) file a Registration Statement prior to the date that is one year after the date of this Agreement if the Registration Statement to be filed is an Automatic Shelf Registration Statement. In the event that any such Request involves a Hedging Arrangement in which the counterparty to the Shareholder uses the Shelf Registration Statement to effect short sales of Registrable Securities, the consent of the Company shall be required in connection with such Request, such consent not to be unreasonably withheld, delayed or conditioned. The Shareholder shall be entitled to make no more than two (2) Requests in any twelve-month period and four (4) Requests in the aggregate (it being understood that (x) each underwritten offering under this Agreement shall count as a Request, even if such offering is conducted pursuant to a Shelf Registration Statement, unless the Shareholder withdraws its request in the circumstances described in the second sentence of Section 5.6, and (y) the deemed Request contemplated by the parenthetical set forth in the second sentence of this Section 5.1 shall not count as a Request for purposes of this sentence), and each such Request shall be to register an amount of Registrable Securities having an aggregate value of at least $200,000,000. The Company shall not be obligated to effect a Demand Registration during the sixty (60) calendar day period following the effective date of a Registration Statement pursuant to any other Demand Registration. Each Request pursuant to this Section 5.1 shall be in writing and shall specify the number of Registrable Securities requested to be registered and the intended method of distribution of such Registrable Securities. No request for registration shall count for the purposes of the limitations in this Section 5.1 if (v) the Shareholder determines in good faith to withdraw (prior to the effective date of the Registration Statement relating to such request) the proposed registration, upon written notice to the Company, due to marketing conditions or regulatory reasons prior to the execution of an underwriting agreement or purchase agreement relating to such request; provided that the Shareholder reimburses the Company for all Registration Expenses incurred in good faith by the Company in connection with such Demand Registration prior to the date of such withdrawal, (w) the Registration Statement relating to a Demand Request is not declared effective within one hundred eighty (180) calendar days after the date such Registration Statement is filed with the SEC (other than by reason of the Shareholder having refused to proceed or a misrepresentation or an omission by the Shareholder), (x) prior to the sale of at least fifty percent (50%) of the Registrable Securities included in the applicable registration relating to a Demand Request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction, or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of the Shareholder within thirty (30) calendar days after the date of such order, (y) the Shareholder withdraws its request in the circumstances described in the second sentence of Section 5.6, or (z) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied as a result of a default or breach thereunder by the Company that proximately and primarily caused the failure of such conditions. Nothing in this Article 5 shall affect, supersede or otherwise modify any of the restrictions on Transfer set forth in Article 2 or any other provision of this Agreement.

Section 5.2. Restrictions on Demand Registrations. The Company may (a) postpone the filing or the effectiveness of a Registration Statement requested by the Shareholder or of a supplement or amendment thereto during the regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect until the expiration of such quarterly period (but in no event later than two (2) Business Days after the date of the Company’s quarterly earnings announcement) and (b) postpone for up to ninety (90) calendar days the filing or the effectiveness of a Registration Statement or of a supplement or amendment thereto if the Board of Directors determines in good faith that such Demand Registration or Shelf Registration, as the case may be, would (i) reasonably be expected to materially impede, delay, interfere with or otherwise have a material adverse effect on any material acquisition of assets (other than in the ordinary course of business), merger, consolidation, tender offer, financing or any other material business transaction by the Company or any of its Subsidiaries or (ii) require disclosure of information that has not been, and is otherwise not required to be, disclosed to the public, the premature disclosure of which would materially and adversely affect the Company (any such period in either clause (a) or (b) to be referred to as a “Blackout Period”). The postponement rights in clause (b) of the first sentence of this Section 5.2 shall not be applicable to the Shareholder for more than a total of ninety (90) calendar days during any period of twelve (12) consecutive months. The postponement rights in clause (b) of the first sentence of this Section 5.2 and the holdback obligation in Section 5.10 shall not be applicable to the Shareholder for more than a total of one hundred eighty (180) calendar days during any period of twelve (12) consecutive months.

Section 5.3. Automatic Shelf Registrations. To the extent that the Company qualifies as a well-known seasoned issuer as defined in Rule 405 under the Securities Act (a “WKSI”) at the time of such Request, the Shareholder may request that the Company file with the SEC an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form F-3 (an “Automatic Shelf Registration Statement”) permitting the public resale of Registrable Securities in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder. The Company shall use its reasonable best efforts and take all actions required or reasonably requested by the Shareholder to maintain the effectiveness of such Automatic Shelf Registration Statement in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and subject to the Blackout Periods set forth in Section 5.2. At the time any Request for a Demand Registration or Shelf Registration is submitted to the Company on or after the date of this Agreement and, pursuant to such Request, the Shareholder requests, in accordance with this Section 5.3, that the Company file an Automatic Shelf Registration Statement, the Company shall file an Automatic Shelf Registration Statement in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, which covers those Registrable Securities that are requested to be registered. At the written request of the Shareholder, the Company shall pay the registration fee with respect to a take-down from an Automatic Shelf Registration Statement promptly and, in any event, within the time period required by applicable Law after receiving such written request. So long as the Shareholder is entitled to registration rights pursuant to this Article 5, the Company shall use its reasonable best efforts to remain a WKSI and not to become an ineligible issuer (as defined in Rule 405 under the Securities Act). If, at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status, the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Registration Statement or Shelf Registration Statement on Form F-3 or file a new Shelf Registration Statement on Form F-3, have such Shelf Registration Statement declared effective by the SEC and keep such Shelf Registration Statement effective during the period in which such Shelf Registration Statement is required to be kept effective in accordance with this Article 5.

Section 5.4. Selection of Underwriters; Underwritten Offering. If the Shareholder so notifies the Company in writing, the Company shall use its reasonable best efforts to cause a Demand Registration or Shelf Registration to be in the form of an underwritten offering. In connection with any underwritten Demand Registration or Shelf Registration, (a) the Shareholder shall have the right to select the bookrunners, subject to the bookrunners being nationally recognized investment banks reasonably acceptable to the Company, (b) the Company shall have the right to select one bookrunner, subject to the bookrunner being a nationally recognized investment bank reasonably acceptable to the Shareholder, (c) each of the Shareholder and the Company shall have the right to select other non-bookrunning underwriters, subject to each such other non-bookrunning underwriter being a nationally recognized investment bank reasonably acceptable to the other Party, the number of which to be selected by each Party to be jointly determined by the Parties or, in the absence of agreement by the Parties, by the managing underwriter selected by the Shareholder, acting reasonably, (d) the managing underwriter selected by the Shareholder shall have primary authority and responsibility to direct the administration of the offering and (e) the underwriters selected by the Company shall collectively receive 33% of the underwriting commissions and other fees in respect of such Demand Registration or Shelf Registration. In connection with any Piggyback Registration that is an underwritten primary registration on behalf of the Company in which Registrable Securities requested to be included represent at least 10% of the number of securities to be included in the offering, (i) the Shareholder shall have the right to select a joint lead bookrunner to administer the offering, subject to such joint lead bookrunner being a nationally recognized investment bank reasonably acceptable to the Company, and (ii) the joint lead bookrunner selected by the Shareholder shall receive a percentage of the underwriting commissions and other fees in respect of such Piggyback Registration equal to the percentage of Registrable Securities included in such Piggyback Registration (but in no event more than 50% of such commissions and fees); provided that, for the avoidance of doubt, the managing underwriter selected by the Company shall have primary authority and responsibility to direct the administration of the offering. The Shareholder may not participate in any registration under this Agreement which is underwritten unless the Shareholder agrees to sell the Registrable Securities held by the Shareholder on the basis provided in any underwriting agreement with the underwriters and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

Section 5.5. Piggyback Registrations.

(a) If the Company determines to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 5.1, a registration relating solely to any employee or director equity or equity-based incentive or compensation plan or arrangement or any similar employee or director compensation or benefit plan, a registration relating to the offer and sale of debt securities, a registration relating solely to a corporate reorganization (including by way of merger of the Company or any of its Subsidiaries with any other business) or acquisition of another business, or a registration on any registration form that does not permit secondary sales (a “Piggyback Registration”), the Company shall (i) promptly give written notice of the proposed Piggyback Registration to the Shareholder and (ii) subject to Section 5.5(b) and Section 5.5(c), include in such Piggyback Registration and in any underwriting involved therein (whether prior to or following the expiration of the Lock-Up Period) all of such Registrable Securities as are specified in a written request or requests (“Piggyback Requests”) made by the Shareholder received by the Company within ten (10) Business Days after such written notice from the Company is given to the Shareholder. Such Piggyback Requests shall specify the number of Registrable Securities requested to be disposed of by the Shareholder.

(b) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the aggregate number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering without adversely affecting the success of such offering (including an adverse effect on the offering price), the Company shall include in such registration only such securities as the Company is advised by such managing underwriters can be sold without such an effect, which securities shall be included in the following order of priority:

(i) first, the securities the Company proposes to sell,

(ii) second, the securities requested to be included in such registration by the holders of Registrable Securities and holders that are contractually entitled to include such securities therein pursuant to any written agreement entered into by the Company prior to the date of this Agreement (the “Other Registrable Securities”), pro rata on the basis of the number of Registrable Securities and Other Registrable Securities requested to be included in such registration and

(iii) third, any other securities requested to be included in such registration.

(c) If a Piggyback Registration is an underwritten secondary registration on behalf of any holder of Other Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering without adversely affecting the success of such offering (including an adverse effect on the offering price), the Company shall include in such registration only such securities as can be sold without such an effect, which securities shall be included in the following order of priority: (i) first, the Other Registrable Securities requested to be included in such registration, (ii) second, the Registrable Securities requested to be included in such registration and (iii) third, any other securities requested to be included in such registration.

(d) The Company and any holder of Other Registrable Securities initiating any registration shall have the right to, in its sole discretion, defer, terminate or withdraw any registration initiated by it under this Section 5.5 whether or not the Shareholder has elected to include any Registrable Securities in such registration. Notwithstanding anything contained herein, in the event that the SEC or applicable federal securities Laws and regulations prohibit the Company from including all of the Registrable Securities requested by the Shareholder to be registered in a registration statement pursuant to this Section 5.5, then the Company shall be obligated to include in such registration statement only such portion of the Registrable Securities as is permitted by the SEC or such federal securities Laws and regulations.

Section 5.6. Withdrawals. The Shareholder may withdraw all or any part of the Registrable Securities from a Registration Statement at any time prior to the effective date of such Registration Statement. If such withdrawal is made (i) primarily as a result of the failure of the Company to comply with any provision of this Agreement, (ii) during any postponement described in Section 5.2; or (iii) based upon (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has a material adverse effect on the Company or (B) material adverse information concerning the Company that the Company had not publicly disclosed at least forty-eight (48) hours prior to such registration request or that the Company had not otherwise notified, in writing, the Shareholder of at the time of such request, the Company shall be responsible for the payment of all Registration Expenses in connection with such registration and such registration shall not count as a Demand Registration for purposes of Section 5.1. In the case of any other withdrawal, the Shareholder shall pay for the Registration Expenses associated with the withdrawn registration.

Section 5.7. Registration Procedures. Whenever the Shareholder has made a Request in accordance with Section 5.1 that any Registrable Securities be registered pursuant to this Agreement, the Company shall:

(a) as expeditiously as reasonably practicable after the receipt by the Company of such a Request, prepare and file with the SEC a Required Registration

Statement or Required Shelf Registration Statement, as the case may be, providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register in accordance with the intended methods of distribution thereof specified in such Request, and shall use reasonable best efforts to have such Required Registration Statement or Required Shelf Registration Statement, as the case may be, declared effective by the SEC as soon as practicable thereafter and subject to the Blackout Periods set forth in Section 5.2, to keep such Required Registration Statement or Required Shelf Registration Statement, as the case may be, continuously effective (i) in the case of a Demand Registration, for a period of at least ninety (90) calendar days (or, in the case of an underwritten offering, such period as the underwriters may reasonably require) following the date on which such Required Registration Statement is declared effective (or such shorter period which shall terminate when all of the Registrable Securities covered by such Required Registration Statement have been sold pursuant thereto) or (ii) in the case of a Shelf Registration, until such time as all Registrable Securities covered by such Required Shelf Registration Statement have been sold pursuant thereto, including, in either case, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Required Registration Statement or Required Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Required Registration Statement or Required Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Required Registration Statement or Required Shelf Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky Laws, or any rules and regulations thereunder;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the period set forth in (a) above;

(c) furnish to the Shareholder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Shareholder;

(d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky Laws of such jurisdictions in the United States as the Shareholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Shareholder (it being understood that the Company shall be under no obligation to register or qualify the Ordinary Shares or ADSs under Israeli or other Laws of jurisdictions outside the United States); provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction where it is not so subject;

(e) in the event of any underwritten public offering, enter into an underwriting agreement or similar agreement, in usual and customary form, with the managing underwriters of such offering and use reasonable best efforts to take such other actions as the managing underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including causing its senior officers to participate in “road shows” and other information meetings organized by the managing underwriters;

(f) notify the Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, not misleading, and in such case, subject to Section 5.2, the Company shall promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the holders of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, not misleading;

(g) use its reasonable best efforts to cause all such Registrable Securities which are registered to be listed on each securities exchange on which the ADSs representing the Ordinary Shares are then listed and to be eligible and remain eligible for registration of the ADSs pursuant to Form F-6;

(h) cooperate with the Shareholder and the Depositary to facilitate the timely delivery of ADSs (in book entry or certificated form) to be delivered to a transferee pursuant to a Registration Statement, which ADSs shall be free of all restrictive legends;

(i) enter into such customary agreements and use reasonable best efforts to take all such other actions as the Shareholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j) make available for inspection by the Shareholder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Shareholder or any underwriter, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent accountants to supply all other information reasonably requested by the Shareholder or any such underwriter, attorney, accountant or agent in connection with such Registration Statement;

(k) if such sale is pursuant to an underwritten offering, use reasonable best efforts to obtain “comfort” letters dated the pricing date of the offering of the Registrable Securities and the date of the closing under the underwriting agreement from the

Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters in connection with underwritten offerings as the managing underwriter reasonably requests;

(l) use reasonable best efforts to furnish, at the request of the Shareholder on the date such securities are delivered to the underwriters for sale pursuant to such registration or are otherwise sold pursuant thereto, an opinion and a “10b-5” letter, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such legal and other matters with respect to the registration in respect of which such opinion is being given and such letter is being delivered as the underwriters may reasonably request and are customarily included in such opinions and letters;

(m) subject to Section 5.2, use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement registering such Registrable Securities;

(n) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o) reasonably cooperate with the Shareholder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(p) notify in writing the Shareholder and the underwriter, if any, of the following events as promptly as reasonably practicable:

(i) the effectiveness of any such Registration Statement;

(ii) any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information and when same has been filed and become effective;

(iii) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and

(iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for the sale under the securities or blue sky Laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(q) to the extent reasonably required in writing by the lead managing underwriters with respect to an underwritten offering relating to the registration of Equity Securities having an aggregate value of at least $200,000,000, agree, and cause the directors or officers of the Company to agree, to enter into customary agreements restricting the sale or distribution of Equity Securities during the period commencing on the date of the request (which shall be no earlier than fourteen (14) calendar days prior to the expected “pricing” of such underwritten offering) and continuing for not more than ninety (90) calendar days after the date of the “final” prospectus (or “final” prospectus supplement if the underwritten offering is made pursuant to a Shelf Registration Statement), pursuant to which such underwritten offering shall be made, plus an extension period, as may be proposed by the lead managing underwriters to address FINRA regulations regarding the publishing of research, or such lesser period as is required by the lead managing underwriters; and

(r) use reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

If any such registration or comparable statement refers to the Shareholder by name or otherwise as the holder of any securities of the Company and if the Shareholder is or would be reasonably expected to be deemed to be a controlling person of the Company, the Shareholder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to the Shareholder and presented to the Company in writing, to the effect that the holding by the Shareholder of such securities is not to be construed as a recommendation by the Shareholder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that the Shareholder shall assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to the Shareholder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to the Shareholder; provided that with respect to this clause (ii) the Shareholder must furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company. In connection with any Registration Statement in which the Shareholder is participating, the Shareholder shall furnish to the Company in writing such information and affidavits as the Company reasonably may from time to time reasonably request specifically for use in connection with any such Registration Statement or prospectus.

Upon notice by the Company to the Shareholder of any Blackout Period, the Shareholder shall keep the fact of any such notice strictly confidential, and during any Blackout Period, discontinue its offer and disposition of Registrable Securities pursuant to the applicable Registration Statement and the prospectus relating thereto for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such prospectus or prospectus supplement. The Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (f), (o)(ii), (o)(iii) or (o)(iv) above, it shall forthwith discontinue its offer and disposition of Registrable Securities pursuant to the applicable Registration Statement and the prospectus relating thereto until its receipt of the copies of the supplemented or amended prospectus contemplated by clause (o)(ii), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided that the Company shall use its reasonable best efforts to supplement or amend the applicable Registration Statement and prospectus as promptly as practicable and shall extend the time periods under clause (a) above with respect to the length of time that effectiveness of a Registration Statement must be maintained by the amount of time that the Shareholder is required to discontinue disposition of such Registrable Securities.

The Company shall use its reasonable best efforts to maintain the effectiveness of a Registration Statement on Form F-6 which registers a number of ADSs that is sufficient to allow the Shareholder to exercise its rights under, and sell its Registrable Securities in the United States in the manner contemplated by, this Agreement.

Section 5.8. Registration Expenses. Subject to Section 6.6, all expenses of the Company incident to the Company’s performance of or compliance with this Article 5, including all registration and filing fees, fees and expenses of compliance with securities or blue sky Laws, printing expenses, messenger and delivery expenses, the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed and fees and disbursements of counsel for the Company and all independent certified public accountants retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. The Shareholder shall pay all fees, costs and expenses of its counsel, accountants, advisers or representatives and all expenses of any broker’s commission or underwriter’s discount or commission relating to the registration and sale of Registrable Securities pursuant to this Agreement.

Section 5.9. Requested Information. Not less than five (5) Business Days before the expected filing date of each Registration Statement pursuant to this Agreement, the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such Registration Statement of the information, documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such Registration Statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement, each in customary form reasonably acceptable to such holders (the “Requested Information”). If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, the Company may file the Registration Statement without including Registrable Securities of such holder. The failure to so include in any Registration Statement the Registrable Securities of a holder of Registrable Securities (with regard to that Registration Statement) shall not result in any liability on the part of the Company to such holder.

Section 5.10. Holdback Agreements. The Shareholder agrees to enter into customary agreements restricting the sale or distribution of Equity Securities (including sales pursuant to Rule 144) to the extent reasonably required in writing by the lead managing underwriters with respect to an applicable underwritten primary offering on behalf of the

Company relating to the registration of Equity Securities having an aggregate value of at least $200,000,000 during the period commencing on the date of the request (which shall be no earlier than fourteen (14) calendar days prior to the expected “pricing” of such underwritten offering) and continuing for not more than ninety (90) calendar days after the date of the “final” prospectus (or “final” prospectus supplement if the underwritten offering is made pursuant to a Shelf Registration Statement), pursuant to which such underwritten offering shall be made, plus an extension period, as may be proposed by the lead managing underwriters to address FINRA regulations regarding the publishing of research, or such lesser period as is required by the lead managing underwriters. The Shareholder shall not be required to enter into a holdback agreement pursuant to this Section 5.10 (a) at any time when the aggregate number of Ordinary Share Equivalents Beneficially Owned by the Shareholder and its Group Members, as a group, is less than 10% of the Ordinary Shares issued and outstanding and (b) unless the directors and executive officers of the Company and all other 10% or greater shareholders that are party to shareholder, registration rights or similar agreements with the Company or that have a representative on the Board of Directors are subject to substantially comparable restrictions. The postponement rights in clause (b) of the first sentence in Section 5.2 and the holdback obligation in this Section 5.10 shall not be applicable to the Shareholder for more than a total of one hundred eighty (180) calendar days during any period of twelve (12) consecutive months.

Section 5.11. Rule 144 Reporting. With a view to making available to the Shareholder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) so long as the Shareholder owns any Registrable Securities, furnish to the Shareholder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 of the Securities Act and of the Exchange Act, (ii) a copy of the most recent periodic report of the Company filed with the SEC and (iii) such other reports and documents as the Shareholder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration, in each case to the extent not readily publicly available.

Section 5.12. Company Indemnification. The Company agrees to indemnify and hold harmless, to the extent permitted by applicable Law, the Shareholder, its Affiliates and each of its and their respective directors, officers, partners, members and agents and directors and each Person, if any, who controls the Shareholder (within the meaning of the Securities Act or the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses whatsoever (including reasonable, documented out-of-pocket expenses of investigation and reasonable, documented out-of-pocket attorneys’ fees and expenses) caused by, arising out of or relating to any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto covering the resale of any Registrable Securities by or on behalf of the Shareholder or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such untrue statement or omission is based on information contained in any affidavit or statement so furnished in writing by the Shareholder expressly stated to be used in connection with such Registration Statement.

Section 5.13. Shareholder Indemnification. The Shareholder and any Permitted Transferees jointly and severally agree to indemnify and hold harmless, to the extent permitted by applicable Law, the Company, its Affiliates, its and their respective directors, officers, partners, members and agents and each Person, if any, who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable, documented out-of-pocket expenses of investigation and reasonable, documented out-of-pocket attorneys’ fees and expenses) caused by, arising out of or relating to any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto covering the resale of any Registrable Securities by or on behalf of the Shareholder or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Shareholder expressly stated to be used in connection with such Registration Statement.

Section 5.14. Resolution of Claims. Any Person entitled to indemnification pursuant to this Article 5 shall give prompt written notice to the indemnifying Party of any claim with respect to which it seeks indemnification; provided that the failure so to notify the indemnifying Party shall not relieve the indemnifying Party of any liability that it may have to the indemnified party hereunder except to the extent that the indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure. If notice of commencement of any such action is given to the indemnifying Party as above provided, the indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (a) the indemnifying Party agrees to pay the same, (b) the indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (c) the named parties to any such action (including any impleaded parties) include both the indemnifying Party and the indemnified party and such parties have been advised by such counsel that either (i) representation of such indemnified party and the indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (ii) it is reasonably foreseeable that there will be one or more material legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying Party. In any of such cases, the indemnified party shall have the right to participate in the defense of such action with its own counsel, the reasonable, documented out-of-pocket fees and expenses of which shall be paid by the indemnifying Party, it being understood, however, that the indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. No indemnifying Party shall be liable for any settlement entered into without its written consent (such consent not to be unreasonably withheld, conditioned or delayed). No indemnifying Party shall, without the consent of such indemnified party (such consent not to be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding and (y) does not include an omission of fault, culpability or failure to act by or on behalf of any indemnified party.

Section 5.15. Contribution. If the indemnification provided for in Section 5.12 or Section 5.13 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying Party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable Law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying Party on the one hand and of the indemnified party on the other in connection with such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying Party and of the indemnified party shall be determined by a court of Law by reference to, among other things, if it relates to an untrue or alleged untrue statement of a material fact or the omission to state a material fact in a Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereof covering the resale of any Registrable Securities by or on behalf of the holder of Registrable Securities, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of any loss, claim, damage or liability referred to above shall be deemed to include, subject to the limitations set forth in this Section 5.15, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 5.15 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.15. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 5.16. Company Facilitation of Sale. If any Registrable Securities are certificated and bear any restrictive legend, or are held in non-certificated book-entry form and are subject to any stop transfer or similar instruction or restriction, the Company shall upon the request of the holder of such Registrable Securities, as applicable, promptly cause such legends to be removed and new certificates without any restrictive legends to be issued or cause such stop transfer or similar instructions or restrictions to be promptly terminated and removed if (a) such Registrable Securities have been resold pursuant to an effective Registration Statement or (b) the holder of such Registrable Securities provides the Company, transfer agent and/or

Depositary, as applicable, with reasonable assurance that such Registrable Securities can be sold, assigned or transferred pursuant to Rule 144 or otherwise without registration and without any restriction whatsoever under the applicable requirements of the Securities Act and applicable Israeli securities laws, including, if requested by the Company, an opinion of outside legal counsel, reasonably acceptable to the Company, transfer agent and/or Depositary, as applicable, to such effect.

Section 5.17. Transfers. To the extent that any Registrable Securities are Transferred, the obligations of the Company shall not be expanded in any respect and, the registration rights provided for in this Article 5, to the extent assigned, shall be shared by all holders of Registrable Securities and all such persons shall be jointly and severally liable for any obligations.

ARTICLE 6

Miscellaneous.

Section 6.1. Fees and Expenses. Except as otherwise provided in this Agreement, each Party shall pay its own direct and indirect expenses incurred by it in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives.

Section 6.2. Term. Notwithstanding anything contained herein to the contrary, this Agreement shall terminate, and all rights and obligations hereunder shall cease, on the date upon which the Shareholder no longer Beneficially Owns Initial Shares or ADSs in respect thereof representing in the aggregate at least 1% of the issued and outstanding Ordinary Shares.

Section 6.3. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses:

If to the Company, to:

General Counsel

Teva Pharmaceutical Industries Ltd.

5 Basel St

Petach Tikva, Israel 49131

Fax: 011-972-3-926-7429

with a copy (which shall not constitute notice) to:

Eric M. Krautheimer

Sarah P. Payne

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Telephone: (212) 558-4000

Fax: (212) 558-3588

If to the Shareholder, to:

Chief Legal Officer and Secretary

Allergan plc

1 Grand Canal Square

Docklands

Dublin 2

Ireland

Fax: (862) 261-8043

with a copy (which shall not constitute notice) to:

Chief Legal Officer and Secretary

Allergan plc

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

Fax: (862) 261-8043

and

Charles K. Ruck

R. Scott Shean

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Telephone: (212) 906-1200

Fax: (212) 751-4864

Any Party may, by delivery of written notice to the other Parties, change the address to which such notices and other communications are to be given in connection with this Agreement.

Section 6.4. Counterparts; Entire Agreement; Corporate Power; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement and the Schedules hereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. Each Party acknowledges that it and the other Parties may execute this Agreement by manual, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms a stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it shall not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 6.5. Amendments and Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Shareholder or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.6. Successors and Assigns. (a) Subject to clauses (b) and (c) below, this Agreement shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

(a) The Company may not assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the Shareholder; provided that no such consent shall be required for any assignment by the Company of its rights or obligations hereunder in connection with a merger, consolidation, combination, reorganization or similar transaction or the transfer, sale, lease, conveyance or disposition of all or substantially all of its assets.

(b) The Shareholder may not assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided that no such consent shall be required for (i) subject to Section 6.6(d), any assignment by the Shareholder of its rights or obligations hereunder in connection with a merger, consolidation, combination, reorganization or similar transaction or the transfer, sale, lease, conveyance or disposition of all or substantially all of its assets, if such assignee agrees in writing to be bound by the terms of this Agreement or (ii) the assignment or delegation by the Shareholder of any of its rights or obligations under this Agreement to a Permitted Transferee, if such Permitted Transferee agrees in writing to be bound by the terms of this Agreement and shall together with the Shareholder and any prior Permitted Transferees shall be deemed the Shareholder; provided further that no such assignment or delegation shall relieve the Shareholder of its obligations under this Agreement.

(c) Except as provided in Section 6.6(d), the covenants and agreements of the Shareholder set forth in Articles 2 and 3 shall not be binding upon or restrict any transferee of Shares other than Permitted Transferees in accordance with Section 2.1(a)(iii), or any transferee of Shares pursuant to a Permitted Transfer in connection with which the Shareholder’s rights under this Agreement are assigned to the transferee pursuant to Section 6.6(b)(i), and no transferee of Shares other than such Permitted Transferees or a transfer of the Shareholder’s rights pursuant to Section 6.6(b)(i) shall have any rights under this Agreement.

(d) The Shareholder will not enter into any transaction pursuant to which any Person would become its ultimate parent entity (such that the Shareholder is a direct or indirect Subsidiary of another Person or all or substantially all of the Shareholder’s assets have been acquired by another Person) without causing such Person to assume all of the Shareholder’s obligations under this Agreement effective as of the consummation of such transaction.

Section 6.7. Non-Affiliation. From and after the date of this Agreement, the Company shall not and shall not cause, direct or permit any of its Subsidiaries or Group Members to (a) identify the Shareholder (or any one of them) or any of its Affiliates (each, an “Allergan Party” and collectively, the “Allergan Parties”) or otherwise hold any Allergan Party out to be an Affiliate of the Company or any of its Subsidiaries, except to the extent that such identification is required by applicable Law, by virtue of the Shareholder’s Beneficial Ownership of all or a portion of the Shares or other Equity Securities, and in such case only to the extent so required by Law, or (b) make, enter into, modify or amend any Contract, other than a Contract executed and delivered by any Allergan Party, that subjects any Allergan Party or any of its assets or properties (other than the Shares or other Equity Securities held by the Shareholder), tangible or intangible, to any lien, encumbrance, claim, restriction or similar obligation or grants or allows on or with respect to any such assets or properties any right of use, exploitation, access or discovery to or in favor of any Person.

Section 6.8. Acknowledgment of Securities Laws. Each Party is aware, and shall advise its Representatives who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the securities laws of the United States and Israel on the purchase or sale of securities by any Person who has received material, nonpublic information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

Section 6.9. No Third Party Beneficiaries. Except as expressly provided in Section 5.13, 5.14, 5.15 and 5.16, this Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns.

Section 6.10. Severability. In the event that any one or more of the terms or provisions of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, or the application of such term or provision to Persons or circumstances or in jurisdictions other than those as to which it has been determined to be invalid, illegal or unenforceable, and the Parties shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent of the Parties. Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the Parties as reflected by this Agreement. To the extent permitted by applicable Law, each Party waives any term or provision of Law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

Section 6.11. Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted in this Agreement is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 6.12. Governing Law and Venue: Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW. The Parties irrevocably submit to the exclusive jurisdiction of the courts of the State of New York located in the City of New York, Borough of Manhattan and the federal courts of the United States of America for the Southern District with respect to all matters arising out of or relating to this Agreement and the interpretation and enforcement of the provisions of this Agreement, and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement, and waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in such a New York state or federal court. The Parties agree that a final judgment in any such any action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The Parties consent to and grant any such court jurisdiction over the person of such Parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.3 or in such other manner as may be permitted by Law shall be valid and sufficient service.

(b) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY

THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 6.12(b).

Section 6.13. Enforcement. The Parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in any court referred to in Section 6.12, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach.

[Signature pages follow]

IN WITNESS WHEREOF, the Company and the Shareholder have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

TEVA PHARMACEUTICAL INDUSTRIES LTD.

By:
Name:
Title:

ALLERGAN PLC

By:
Name:
Title: